Registration No. 333-220852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Nevada	88-0097344

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13220 Preston Road

Dallas, Texas 75240

(972) 587-4049

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John R. Loftus

Chief Executive Officer

DGSE Companies, Inc.

13220 Preston Road

Dallas, Texas 75240

(972) 587-4049

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John A. Bonnet III, Esq.

Stewart & Bonnet, LLP

500 N. Akard, Suite 1830

Dallas, Texas 75201

(214) 740-4260

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement at the discretion of the Selling Stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

 DGSE Companies, Inc. (the “Registrant”) is filing this Pre-Effective Amendment No.1 (this “Amendment”) to the Registration Statement on Form S-3, File No. 333-220852 (the “Registration Statement”) as an exhibit-only filing to re-file the Consent of Independent Registered Public Accounting Firm as Exhibit 23.1 to the Registration Statement. Accordingly this Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 23.1. No change has been made to the prospectus or to the balance of Part II of the Registration Statement and those items therefore have been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Set forth below is a list of exhibits that are being filed or incorporated by reference into this Registration Statement.

Exhibit Number	Description	Filed Herein	Incorporated by Reference	Form	Date Filed with SEC	Exhibit Number
3.1	Articles of Incorporation dated September 17, 1965		X	8-A12G	June 23, 1999	3.1
3.2	Certificate of Amendment to Articles of Incorporation, dated October 14, 1981		X	8-A12G	June 23, 1999	3.2
3.3	Certificate of Resolution, dated October 14, 1981		X	8-A12G	June 23, 1999	3.3
3.4	Certificate of Amendment to Articles of Incorporation , dated July 15, 1986		X	8-A12G	June 23, 1999	3.4
3.5	Certificate of Amendment to Articles of Incorporation, dated August 23, 1988		X	8-A12G	June 23, 1999	3.5
3.6	Certificate of Amendment to Articles of Incorporation, dated June 26, 1992		X	8-A12G	June 23, 1999	3.6
3.7	Certificate of Amendment to Articles of Incorporation, dated June 26, 2001		X	8-K	July 3, 2001	1.0
3.8	Certificate of Amendment to Articles of Incorporation, dated May 22, 2007		X	S-8	May 29, 2007	3.8
3.9	By-laws, dated March 2, 1992		X	8-A12G	June 23, 1999	3.7
3.10	Amendment to By-laws, dated September 4, 2015		X	8-K	September 11, 2015	3.1
3.11	Amendment to By-laws, dated October 9, 2015		X	8-K	October 9, 2015	3.1
3.12	Certificate of Amendment to Articles of Incorporation, dated December 7, 2016		X	10-K	April 14, 2017	3.9
4.1	Specimen Common Stock Certificate		X	S-4	February 26, 2007	4.1
4.2	Warrant to Purchase Shares of Common Stock of DGSE Companies, Inc. issued to Elemetal, LLC dated December 9, 2016		X	8-K	December 13, 2016	4.1
5.1	Opinion of Kolesar & Leatham regarding validity		X	S-3	October 6, 2017	5.1
10.1	Form of Indemnification Agreement between DGSE Companies, Inc. and each executive officer and director of DGSE		X	8-K	February 12, 2016	10.1
10.2	Stock Purchase Agreement by and between DGSE Companies, Inc., Elemetal, LLC and NTR Metals, LLC, dated June 20, 2016		X	8-K	June 22, 2016	10.1
10.3	Form of Warrant to Purchase Shares of Common Stock of DGSE Companies, Inc.		X	8-K	June 22, 2016	10.2
10.4	Form of Registration Rights Agreement		X	8-K	June 22, 2016	10.3
23.1	Consent of Whitley Penn LLP	X
23.2	Consent of Kolesar & Leatham		X	S-3	October 6, 2017	5.1
24.1	Power of Attorney (Included on the signature page of the Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 29, 2017.

DGSE COMPANIES, INC.

By:	/s/ John R. Loftus
John R. Loftus Chairman of the Board,
Chief Executive Officer, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John R. Loftus	Chairman, Chief Executive Officer, President	November 29, 2017
John R. Loftus	(Principal Executive Officer)

/s/ Bret A. Pedersen	Chief Financial Officer	November 29, 2017
Bret A. Pederson	(Principal Financial and Accounting Officer)

/s/ Joel S. Friedman	Director	November 29, 2017
Joel S. Friedman

/s/ Alexandra C. Griffin	Director	November 29, 2017
Alexandra C. Griffin

/s/ Jim R. Ruth	Director	November 29, 2017
Jim R. Ruth

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